EXHIBIT 10.108

1995 LONG-TERMINCENTIVE COMPENSATION PLAN

(As Amended Through February 24, 1999)

SECTION 1. PURPOSE

     The purpose of the Puget Energy, Inc. 1995 Long-Term Incentive Compensation Plan (the “Plan”) is to enhance the long-term profitability and shareholder value of Puget Energy, Inc., a Washington corporation (the “Company”), by offering incentives and rewards to those employees of the Company and its Subsidiaries (as defined in Section 5 of the Plan) who are key to the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2. ADMINISTRATION

   2.1 Plan Administrator

     The Plan shall be administered by a committee or committees (the “Plan Administrator”) (which term includes subcommittees) appointed by, and consisting of one or more members of, the Company’s Board of Directors (the “Board”). The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants (as defined in Section 3 of the Plan) to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to securities of the Company shall comply with the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act.

   2.2 Administration and Interpretation by the Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards (as defined in Section 3 of the Plan) under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the “Trustee”) of the 1995 Long-Term Incentive Compensation Plan Trust, a trust established under the laws of the State of Washington (the “Trust”), to grant Awards. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 3. AWARDS

   3.1 Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards (an “Award”) to be made under the Plan, which may include, but are not limited to, Stock Awards, Performance Awards, Other Stock-Based Awards (including any Dividend Equivalent Rights granted in connection with such Awards) as those terms are defined in Sections 6, 7, 8 and 9, respectively, of the Plan. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company. For purposes of the Plan, a “Participant” means an individual who is a Holder of an Award or, as the context may require, any employee of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan, and a “Holder” means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

   3.2 Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

   3.3 1995 Long-Term Incentive Compensation Plan Trust

     Awards may be, but need not be, paid to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust (“Trustee Shares”) shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

   4.1 Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 11.1 of the Plan, the maximum number of shares of Common Stock that may be purchased by the Trustee as Trustee Shares for purposes of the Plan shall be 500,000. Common Stock shall be purchased by the Trustee on the open market. The Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

   4.2 Limitations

     Subject to adjustment from time to time as provided in Section 11.1 of the Plan, no Awards denominated in stock that constitute more than 40,000 shares of Common Stock shall be payable to any individual Participant in any one fiscal year of the Company, and no Awards denominated in cash that have an aggregate maximum dollar value in excess of $400,000 shall be payable to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

   4.3 Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers and key employees (including directors who are also employees) of the Company and its Subsidiaries as the Plan Administrator from time to time selects. For purposes of the Plan, “Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

SECTION 6. STOCK AWARDS

   6.1 Grant of Stock Awards

     The Plan Administrator is authorized to grant Awards of Common Stock (“Stock Awards”) to Participants on such terms and conditions, and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award (shares subject to such restrictions are referred to herein as “Restricted Stock”). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s employment.

   6.2 Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

   6.3 Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions and restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 7. PERFORMANCE AWARDS

   7.1 Plan Administrator Authority

     Awards made under this Section 7 (“Performance Awards”) may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on profits, profit growth, profit-related return ratios, cash flow or total shareholder return, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator deems appropriate. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria. The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The performance measures must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made, such limitation to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan), or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

   7.2 Adjustment of Awards

     The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to such limitation for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

   7.3 Payout Upon Termination

     The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment with the Company terminates by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability, position elimination or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Performance Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. For purposes of the Plan, “Retirement” and “Disability” mean “retirement” and “disability” as those terms are defined in the Company’s Investment Plan for Employees or other similar successor plan applicable to salaried employees, and “Early Retirement” means “early retirement” as that term is defined by the Plan Administrator from time to time for purposes of the Plan. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate. Except as otherwise provided in Section 11 of the Plan or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment with the Company terminates other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability, position elimination or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. In case of termination of the Holder’s employment for Cause, the Performance Award shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. For purposes of the Plan, “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding. If a Holder’s employment with the Company is suspended pending an investigation of whether the Holder shall be terminated for Cause, all of the Holder’s rights under any Performance Award likewise shall be suspended during the period of investigation. A transfer of employment between or among the Company and its Subsidiaries shall not be considered a termination of employment. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment.

SECTION 8. OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan (“Other Stock-Based Awards”) pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan) are or may in the future be acquired, or Awards denominated in stock units, including Awards valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 9. DIVIDEND EQUIVALENT RIGHTS

     Any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights (“Dividend Equivalent Rights”). In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 10. ASSIGNABILITY

     No Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution and, during the Holder’s lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death.

SECTION 11. ADJUSTMENTS

   11.1 Adjustment of Shares

     In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate under the circumstances in (i) the maximum number of and class of securities subject to the Plan as set forth in Section 4.1 of the Plan, (ii) the maximum number and class of securities and dollar amount subject to Awards that may be paid to any individual Participant as set forth in Section 4.2 of the Plan, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

   11.2 Change of Control

     Except as otherwise provided in the instrument that evidences an Award, in the event of any Change of Control (as defined below), each outstanding Stock Award shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and all restrictions on shares of restricted stock awarded under the Plan shall lapse, except that such acceleration will not occur in the case of a specific Award if in the opinion of the Company’s accountants such Award was made in contemplation of the Change of Control and, acceleration of such Award would render unavailable “pooling of interest” accounting for a merger that would otherwise qualify for such accounting treatment.

     With respect to all Awards granted pursuant to the Plan that are accelerated, the Company shall issue to the Holder within 30 days after the Effective Date, (or if required by “pooling of interest” accounting, within 20 days after financial results covering at least 30 days of post-merger combined operations have been published):

     (a) cash equal to the higher of (1) the average of the last sale prices of the Company’s Common Stock on the New York Stock Exchange in each of the twenty business days preceding the Effective Date or (2) the highest price per share actually paid for any of the Company Common Stock in connection with the Change in Control, multiplied by the aggregate number of shares of the Company’s Common Stock (or, if the event that triggered the Effective Date is a Business Combination, the equivalent number of shares of the then outstanding common stock of the corporation resulting from or effecting such Business Combination into which such shares of Common Stock have been converted) equal to the greater of (x) the total number of the shares payable at the target Award level upon full vesting of each such Award and (y) such higher number of shares payable upon full vesting of each such Award if the Company achieved for each outstanding Award cycle the performance measures which the Company had achieved for the applicable cycle during the period commencing upon the starting year of such cycle and ending with the fiscal quarter immediately preceding the Effective Date; and

     (b) cash equal to the amount of the Dividend Equivalents associated with the number of shares determined under subparagraph (a) above, in accordance with the Plan.

     For the purpose of this Plan, a “Change of Control” means:

     (a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of the outstanding Company Common Stock; provided, however, that the following acquisitions of beneficial ownership shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a Business Combination, if, following such Business Combination, the conditions described in clauses (i), (ii) and (iii) of subsection (c) below are satisfied; or

     (b) A “Board Change” which, for purposes of this Agreement, shall have occurred if a majority of the seats (other than vacant seats) on the Board of the Company or its successor are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors of the Company nor (i) appointed by directors so nominated; or

     (c) Approval by applicable regulatory agencies of a Business Combination unless immediately following such Business Combination, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners of the outstanding Company Common Stock immediately prior to such Business Combination is substantially the same proportion as their ownership, immediately prior to such Business Combination, of the outstanding Company Common Stock, (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from or effecting such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from or effecting such Business Combination were Incumbent Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such Business Combination.

     “Business Combination” means (a) a merger or consolidation, exchange of securities or reorganization of the Company or (b) the sale or other disposition of substantially all the assets of the Company. “Incumbent Direct” means a member of the Board who has been either (a) nominated by a majority of the directors of the Company then in office or (b) appointed by directors so nominated, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board. “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act).

     Any specific Awards that do not accelerate (because the Company’s independent accountants have determined that such acceleration would render pooling of interest accounting unavailable or because the instrument evidencing the Award specifically provided that acceleration of such Award shall not occur upon a change of control) shall be assumed by the successor company or parent thereof or shall be replaced with a comparable award of equivalent value and with the same vesting schedule. Any such Awards that are assumed or replaced shall be accelerated in the event the Holder’s employment should subsequently terminate within two years following the Change of Control, unless employment is terminated by the Company for Cause or voluntarily by the Holder without Good Reason.

     Also for purposes of the Plan, “Good Reason” means the occurrence of any of the following events or conditions:

     (a) a change in the Holder’s status, title, position or responsibilities (including reporting responsibilities) that, in the Holder’s reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder’s employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

(b) a reduction in the Holder's annual base salary;

     (c) the Company’s requiring the Holder (without the Holder’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Change of Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change of Control;

     (d) the Company’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change of Control (or as in effect following the Change of Control, if greater);

(e) any material breach by the Company of any provision of the Plan; or

     (f) any purported termination of the Holder’s employment for Cause by the Company that does not comply with the terms of the Plan.

   11.3 Further Adjustment of Awards

     Without limiting the preceding Section 11.2 of the Plan, and subject to the limitations set forth in Section 7 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

   11.4 Limitations

     The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12. WITHHOLDING OF TAXES

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. For purposes of the Plan, “Fair Market Value” means the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange --Composite Transactions (or similar successor consolidated transactions reports) for a single trading day.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN

   13.1 Amendment of Plan

     The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares that may be used in payment of Awards under the Plan, (b) materially modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require shareholder approval under any applicable law or regulation.

   13.2 Termination of Plan

     The Company’s shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.

   13.3 Consent of Holder

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

SECTION 14. GENERAL

   14.1 Notification

     The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

   14.2 Continued Employment; Rights in Awards

     Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment of the Participant.

   14.3 Registration; Certificates for Shares

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

   14.4 No Rights as a Shareholder

     No Performance Award, Other Stock-Based Award or Dividend Equivalent Right shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

   14.5 Compliance With Laws and Regulations

     It is the Company’s intention that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

   14.6 Unfunded Plan

     The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

   14.7 Governing Law

     The Plan and all interpretations of its provisions shall be governed by the laws of the state of Washington and applicable federal laws.

   14.8 Severability

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 15. EFFECTIVE DATE

     The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders, to the extent required for compliance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, at the next annual meeting of the Company’s shareholders after adoption of the Plan by the Board.